Exhibit 10.19

OPERATING AGREEMENT

This Operating Agreement (the “Agreement”) is entered into by and among the following parties effective as of May 18, 2010 in Beijing.

Party A:	Tri-Tech (Beijing) Co., Ltd., a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (“PRC”). Registered Address: Room 1102 Beiguang Plaza, No. 23 Huangsi Avenue, Xicheng District, Beijing, PRC.

Business Address: Room 5D, Section A Building 2 of Jinyuanshidai Business Center, No. 2 East Landianchang Road, Haidian District, Beijing, PRC.

Party B:	Beijing Satellite Science & Technology Co. Ltd., a limited liability company duly established and valid existing under the laws of the PRC.

Registered Address: No.16, Zhongguancun South Third Street, Haidian District, Beijing PRC.

Party C:	(1) Cheng Guang, a citizen of the People’s Republic of China (the “PRC”).
ID No.: 110105196301130950

Address: No.2, Building 63, No. 2 of Beiyuan, Chaoyang District, Beijing, PRC.

(2) Ma Hongzhi, a citizen of the PRC.
ID No.: 370631197202121015
Address: No.1711, Building 2, No.2 of Anhuidongli, Chaoyang District, Beijing, PRC.

(Cheng Guang and Ma Hongzhi are collectively referred to as “Party C”)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC law, which has the technology expertise, practical experience and professional technicians to provide consulting services in the water resources technology industry;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law;

3.	Party C is the shareholder of Party B, who collectively owns 100% of the equity interests of Party B;

4.	Party A has established a business relationship with Party B by entering into the “Exclusive

Technical Consulting Service Agreement” (the “Service Agreement”);

5.	The Parties desire to enter into this Agreement to provide for Party A’s guarantee of expenses and losses of Party B and clarify matters in connection with Party B’s operation.

NOW THEREFORE, all parties of this Agreement hereby agree as follows through mutual negotiations:

1.	Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, to serve as guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as the counter-guarantee, to pledge the receivable account in its operation and the whole assets of its company to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor when it needs; therefore, Party B and Party C shall take all necessary actions (including but not limited to execute relevant documents and transact relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.	In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholder, Party C, hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or operation (excluding business contracts entered into in the ordinary course of Party B’s regular operations and the lien obtained by relevant counter parties due to such agreements) unless Party A provides its prior written consent. Such transactions shall include, but not be limited to, the following matters:

2.1	borrowing money from any third party or assume any debt;

2.2	selling to or acquiring from any third party any asset or right, including but not limited to any intellectual property right;

2.3	providing any real guarantee for any third party with its assets or intellectual property rights; or

2.4	assigning to any third party its business agreements.

3.	In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholder Party C hereby jointly agree to accept, from time to time, the corporate policy advice and guidance provided by Party A in connection with company’s daily operating and financial management and the employment and dismissal of the company’s employees.

4.	Party B together with its shareholder Party C hereby jointly agree that Party C shall cooperate to appoint the persons recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint such other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

5.	Party B together with its shareholder Party C hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.	In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

7.	Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.	If any clause hereof is judged as invalid or non-enforceable according to applicable laws, such clause shall be deemed invalid only within the applicable area of the laws and without affecting other clauses hereof in any way.

9.	Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.

All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties except under the following conditions: (a) such documents are known or shall be known by the public (other than when the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of a stock exchange with jurisdiction; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, provided such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive the termination of, amendment of, cancellation of or inability to perform this Agreement.

11.	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

12.	The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC then in effect. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.	The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein.

15.	The term of this agreement is twenty-five (25) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended at Party A’s written request prior to the expiration of this Agreement for additional terms of twenty-five (25) years each. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.	This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

17.	This Agreement may be signed in one or more original or facsimile copies.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

[Operating Agreement –– Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Tri-Tech (Beijing) Co., Ltd. (seal)

By:	/s/ Warren Zhao
Name:	Warren Zhao
Its:	CEO

Party B: Beijing Satellite Science & Technology Co. Ltd. (seal)

By:	/s/ Cheng Guang
Name:	Cheng Guang
Its:

Party C:

/s/ Cheng Guang
Cheng Guang

/s/ Ma Hongzhi
Ma Hongzhi

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